SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2011
WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Wilmot Road, Deerfield, Illinois	60015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 315-2500
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On March 24, 2011, Walgreen Co. (the “Company”) and drugstore.com issued a joint press release announcing the execution of an Agreement and Plan of Merger among drugstore.com, the Company, and Dover Subsidiary, Inc., a wholly-owned subsidiary of the Company, pursuant to which Dover Subsidiary will merge with and into drugstore.com with drugstore.com surviving as a wholly-owned subsidiary of the Company. The closing of the transaction is subject to the satisfaction of certain closing conditions, including satisfaction of regulatory requirements and approval of the transaction by drugstore.com’s stockholders. A copy of this press release is attached hereto as Exhibit 99.1. This report shall not be deemed an admission as to the materiality of any of the events described herein or in the exhibit hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

99.1	Press Release of Walgreen Co. and drugstore.com dated March 24, 2011
Cautionary Note Regarding Forward-Looking Statements
     Statements in this report that are not historical are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including: the ability to satisfy the closing conditions and timely consummate the proposed transaction, the ability to accurately forecast the financial, tax and accounting consequences of the proposed transaction, and other factors described in Walgreens Annual Report on Form 10-K for the year ended August 31, 2010 and subsequent SEC filings, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except to the extent required by law, Walgreens disclaims any obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.
Date: March 24, 2011	By:	/s/ Dana I. Green

Title: Executive Vice President,
General Counsel and Corporate Secretary